Exhibit 10.18.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT

This FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 30, 2020 by and among FACO CROP LOANS LLC, a Delaware limited liability company (the “Seller”), FACO CROP LOAN FINANCING TRUST C1, a Delaware statutory trust (the “Trust Subsidiary”) and NATIONAL FOUNDERS LP, a Delaware limited partnership (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller, the Trust Subsidiary and the Buyer are parties to that certain Master Repurchase Agreement, dated as of March 18, 2020 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Repurchase Agreement);

WHEREAS, the Seller and the Buyer have agreed to amend certain provisions of the Repurchase Agreement as set forth herein and subject to the terms and conditions hereof; and

NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to Repurchase Agreement. Section 7 of the Repurchase Agreement, “Increases and Decreases to Maximum Aggregate Purchase Price; Extension of Termination Date and Availability Period”, is hereby amended and modified by deleting clause (a) therein in its entirety and inserting the following in lieu thereof:

(a) From time to time, upon the request of Seller, Buyer may, in its sole discretion, increase or decrease the Maximum Aggregate Purchase Price. Any such request shall (x) be delivered by Seller to Buyer at least five (5) Business Days prior to the end of any calendar month, (y) certify that the conditions set forth in the following sentence are met and (z) if agreed to by Buyer, take effect on the first day of the next succeeding calendar month. In no event shall the increase (x) exceed [***] of the aggregate maximum principal amount of all Crop Loans that (i) are not yet funded but, for which, an Approved Originator has received written commitments from the perspective Obligors to borrow up to the applicable maximum principal amount (subject to the terms of the final Crop Loan Document entered into by such Obligor) and (ii) upon being funded will meet the definition of Eligible Crop Loan or (y) cause the Maximum Aggregate Purchase Price to exceed [***]. To the extent the Maximum Aggregate Purchase Price is increased, Seller shall remit to Buyer an additional Commitment Fee in an amount equal to the product of (x) the Commitment Fee Percentage and (y) the amount of such increase. The Commitment Fee is non-refundable and to the extent the Seller requests a decrease in the Maximum Aggregate Purchase Price, no portion of the Commitment Fee shall be returned to Seller. In addition, any decrease in the Maximum Aggregate Purchase Price shall result in a repurchase of Contributed Crop Loans to the extent that the outstanding Purchase Price is greater than the Maximum Aggregate Purchase Price as a result of such decrease.

2. Acknowledgment. Each of the parties hereto hereby acknowledge and agree that the Maximum Aggregate Purchase Price as of the date hereof is [***].

3. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision of the Repurchase Agreement or any of the other Transaction Documents. Except for the amendments set forth above, the text of the Repurchase Agreement and all other Transaction Documents shall remain unchanged and in full force and effect and each of the Seller and the Trust Subsidiary hereby ratifies and confirms its obligations thereunder. Except as expressly provided herein, this Amendment shall not constitute a modification of the Repurchase Agreement or a course of dealing with the Buyer at variance with the Repurchase Agreement such as to require further notice by the Buyer to require strict compliance with the terms of the Repurchase Agreement and the other Transaction Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Buyer’s security interests in, security titles to, or other Liens on, any Collateral for the Obligations.

4. Conditions on Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Buyer has received a counterpart of this Amendment duly executed by the Seller and the Trust Subsidiary.

5. Representations and Warranties. To induce the Buyer to enter into this Amendment, each of the Seller and the Trust Subsidiary hereby represents and warrants to the Buyer:

(a) Each of the Seller and the Trust Subsidiary has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Seller and the Trust Subsidiary;

(b) The execution, delivery and performance by each of the Seller and the Trust Subsidiary of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not materially violate any requirements of applicable law applicable to the Seller or the Trust Subsidiary or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a material default under any indenture, material agreement or other material instrument binding on the Seller, the Trust Subsidiary or any of either of their respective assets;

(c) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Seller and the Trust Subsidiary and constitutes a legal, valid and binding obligation of the Seller and the Trust Subsidiary, enforceable against the Seller and the Trust Subsidiary in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

(d) The representations and warranties contained in the Repurchase Agreement and other Transaction Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty that expressly relates to an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true and correct in all respects on and as of the date of this Amendment; and

(e) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

6. Acknowledgment of Security Interests. Each of the Seller and the Trust Subsidiary hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Buyer under the Repurchase Agreement and the other Transaction Documents are in full force and effect and are enforceable in accordance with the terms of the Repurchase Agreement and the other Transaction Documents.

7. Costs, Expenses and Taxes. The Seller agrees to pay all reasonable costs and expenses of the Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York.

9. Transaction Document. This Amendment shall be deemed to be a Transaction Document for all purposes.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLER:	FACO CROP LOANS LLC

	By:	/s/ Cameron Seymore
	Name:	Cameron Seymore
	Title:	Managing Director

TRUST SUBSIDIARY:	FACO CROP LOAN FINANCING TRUST C1

By: FACO Crop Loans LLC, as its Administrator

	By:	/s/ Cameron Seymore
	Name:	Cameron Seymore
	Title:	Managing Director

FIRST AMENDMENT TO REPURCHASE AGREEMENT

BUYER:	NATIONAL FOUNDERS LP

By:	/s/ Brett M. Samsky
Name:	Brett M. Samsky
Title:	CEO

FIRST AMENDMENT TO REPURCHASE AGREEMENT